Exhibit 10.4

EMPIRE STATE BANK, N.A.

2004 STOCK OPTION PLAN

1.

Purpose

The purposes of the Empire State Bank, N.A. (the “Association”) 2004 Stock Option Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Association’s business.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Committee at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

2.

Definitions

The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below.  Wherever appropriate, the masculine pronoun shall include the feminine pronoun and singular shall include the plural:

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Association, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.

“Association” means Empire State Bank, N.A., or a successor corporation.

“Award” means an Award of Non-Statutory Stock Options or Incentive Stock Options granted under the provisions of the Plan.

“Beneficiary” means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant’s death.  Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee.  In the absence of a written designation, the Beneficiary shall be the Participant’s surviving spouse, if any, or if none, his estate.

“Board” or “Board of Directors” means the board of directors of the Association.

“Cause” means personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which is committed in connection with the performance by the Key Employee, Consultant or Director of his or her duties for the Association, or any Affiliate or successor thereto, as appropriate.

“Change in Control” of the Association means a Change in Control of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Association within the meaning of the Change in Bank Control Act of 1978, as amended, and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Association representing 25% or more of the combined voting power of Association’s outstanding securities except for any securities purchased by the Association’s tax-qualified employee benefit plans or trust; or (b) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Association’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or similar transaction in which the Association is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Association, by someone other than the current management of the Association, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Association or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Association; or (e) a tender offer is made for 25% or more of the voting securities of the Association and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Association have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.  Notwithstanding the foregoing, a Change in Control of the Association shall not be deemed to have occurred in the event a reorganization occurs whereby a holding corporation is formed by the Association for the purpose of acquiring all of the outstanding capital stock of the Association, and existing shareholders of the Association exchange their shares for stock of the holding company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a Committee of the Board consisting of either (i) two or more Non-Employee Directors of the Association, or (ii) the entire Board of the Association.

“Common Stock” means shares of the common stock of the Association, par value $5.00 per share.

“Consultant” means any person, including an advisor, who is engaged by the Association or any Parent, Subsidiary or Affiliate to render services and is compensated for such services, and any Director of the Association whether compensated for services or not.

“Continuous Service” means employment as a Key Employee and/or service as an Outside Director or Consultant without any interruption or termination of such employment and/or service with the Association or an Affiliate. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as a Key Employee.  In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Association or in the case of transfers between payroll locations of the Association or between the Association, its Parent, its subsidiaries or its successor.  A change in status from an Employee to a Consultant, or from a Consultant to an Employee will not constitute an interruption of Continuous Service.

“Date of Grant” means the actual date on which an Award is granted by the Committee.

“Director” means a member of the Board.

“Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of a Key Employee to perform the work customarily assigned to him, or of a Director or Consultant to serve as such.  Additionally, in the case of a Key Employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said employee’s lifetime.

“Effective Date” means the date of, or a date determined by the Board following, approval of the Plan by the Association’s stockholders.

“Fair Market Value” means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the Nasdaq stock market (as published by The Wall Street Journal, if published) or any nationally recognized stock exchange on such date, or if the Common Stock was not traded on such date, then on the next preceding day on which the Common Stock was traded; provided, however, that if the Common Stock is not reported on the Nasdaq stock market or any nationally recognized stock exchange, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted.  In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee in good faith.  The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

“Incentive Stock Option” means an Option granted by the Committee to a Key Employee, which Option is designated as an Incentive Stock Option pursuant to Section 8.

“Key Employee” means any person who is currently employed by the Association or any Parent, Subsidiary or Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its sole discretion.  The payment by the Association of a directors’ fee to a Director is not sufficient to constitute “employment” of such Director by the Association.

“Non-Statutory Stock Option” means an Option granted by the Committee to (i) an Outside Director or (ii) to any other Participant and such Option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means, for purposes of the Plan, a Director who (a) is not employed by the Association or an Affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

“OCC” means the U.S. Office of the Comptroller of the Currency.

“Outside Director” means a Director of the Association or an Affiliate who is not an employee of the Association or an Affiliate.

“Option” means an Award granted under Section 7 or Section 8.

“Parent” means a parent corporation, whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means a Key Employee, Outside Director, or Consultant of the Association or its Affiliates who receives or has received an Award under the Plan.

“Termination for Cause” means the termination of employment or termination of service on the Board caused by the individual’s personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, any of which is committed in connection with the performance by the Key Employee, Director or Consultant of his or her duties for the Association or an Affiliate.

3.

Administration of the Plan.

3.1

Role of the Committee.  The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in the Plan.  The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted hereunder shall be final and binding.  The Committee shall act by vote or written consent of a majority of its members.  Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules and procedures as it deems appropriate for the conduct of its affairs.  The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times.

3.2

Role of the Board.  The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board.  The Board may in its discretion from time to time remove members from, or add members to, the Committee.  The Board shall have all of the powers allocated to it in the Plan, may take any action under or with respect to the Plan that the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that the Board may not revoke any Award except in the event of revocation for Cause.

3.3

Plan Administration Restrictions.  All transactions involving an Award shall:

(a)

be approved by the Association’s full Board or by the Committee; or

(b)

be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities present, or represented and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Association is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or

(c)

if an Award of an Option, result in the acquisition of an Award that must be held by the Participant for a period of six months following the date of such acquisition, unless forfeited sooner.

3.4

Limitation on Liability.  No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Awards granted under it.  If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Association shall indemnify such member against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Association and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

4.

Types of Awards

Awards under the Plan may be granted in any one or a combination of: (a) Incentive Stock Options, or (b) Non-Statutory Stock Options.

5.

Stock Subject to the Plan

Subject to adjustment as provided in Section 14, the maximum number of shares reserved for issuance under the Plan is One Hundred Eighty Thousand (180,000) shares.  The maximum aggregate number of shares that may be awarded under the Plan pursuant to the exercise of Incentive Stock Options is One Hundred Eighty Thousand (180,000) shares.  For these purposes, only the net number of shares issued pursuant to the exercise of an Incentive Stock Option are counted against the maximum number of shares.  In addition, no individual may be granted awards with respect to more than 50% of the total shares of Common Stock subject to the Plan.  Shares issued under the Plan may be issued by the Association from authorized but unissued shares, treasury shares or acquired by the Association in open market purchases.  To the extent that Options granted under the Plan are exercised, the shares underlying the exercised Options will be unavailable for future grants under the Plan.  To the extent that Options granted under the Plan terminate, expire or are canceled without having been exercised, new Awards may be made with respect to such shares.

6.

Eligibility

Key Employees of the Association shall be eligible to receive Incentive Stock Options or Non-Statutory Stock Options.  Outside Directors and Consultants shall be eligible to receive Non-Statutory Stock Options under the Plan.

7.

Non-Statutory Stock Options

(a)

Grants to Key Employees, Consultants and Outside Directors.  The Committee may, from time to time, grant Non-Statutory Stock Options to eligible Key Employees, Consultants and Outside Directors, including, upon such terms and conditions as the Committee may determine, in exchange for and upon surrender of previously granted Awards under the Plan.  Non-Statutory Stock Options granted under the Plan, including Non-Statutory Stock Options granted in exchange for and upon surrender of previously granted Awards, are subject to the terms and conditions set forth in this Section 7.

(b)

Option Agreement.  Each Option shall be evidenced by a written option agreement between the Association and the Participant specifying the number of shares of Common Stock that may be acquired through its exercise and containing the terms and conditions of the option which shall not be inconsistent with the terms of the Plan.  An Option may not be exercised for a fraction of a share.  The Committee may require that an Option be exercised as to a minimum number of shares, provided that such requirement shall not prevent a Participant from exercising the full number of shares as to which the Option is then exercisable.

(c)

Price.  The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall be at least equal to the Fair Market Value of the Common Stock of the Association on the date the Option is granted.  Shares may be purchased only upon full payment of the purchase price in one or more of the manners set forth in Section 9 hereof, as determined by the Committee.

(d)

Manner of Exercise and Vesting.  A Non-Statutory Stock Option granted under the Plan shall vest at the rate or rates determined by the Committee.  A vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Association, or his designee.  Such notice shall be irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares, determined on the exercise date in the manner described in Section 9 hereof.  If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the Fair Market Value of such shares shall be determined as of the date of such exercise.

(e)

Terms of Options.  The term during which each Non-Statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant.  No Options shall be earned by a Participant unless the Participant maintains Continuous Service until the vesting date of such Option, except as set forth herein. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable.  The Committee may, in its sole discretion, accelerate or extend the time at which any Non-Statutory Stock Option may be exercised in whole or in part by Key Employees, Consultants and/or Outside Directors.  Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Association, all Non-Statutory Stock Options that have been awarded shall become immediately exercisable following such Change in Control.

(f)

Termination of Employment or Service.  Unless the Committee specifically designates otherwise at the time of grant, upon the termination of a Key Employee’s employment or upon termination of an Outside Director’s or Consultant’s Continuous Service for any reason other than death, Disability, Change in Control or Termination for Cause, the Participant’s Non-Statutory Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for three months following termination.  In the event of Termination for Cause, all rights under a Participant’s Non-Statutory Stock Options shall expire upon termination.  Unless the Committee specifically designates otherwise at the time of grant, in the event of termination of Continuous Service or employment due to a Change in Control, death or Disability of any Participant, all Non-Statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representative or beneficiaries for five years following the date of such termination death or cessation of employment, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term.

(g)

Transferability.  In the discretion of the Board, all or any Non-Statutory Stock Option granted hereunder may be transferable by the Participant once the Option has vested, provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.

(h)

Compliance with Safety and Soundness Standards.  Notwithstanding anything in this Plan to the contrary, the Committee may not grant Non-Statutory Stock Options to a Key Employee, Director or Consultant if such grant is inconsistent with safe and sound banking practices and the compensation provisions of 12 CFR Part 30.

8.

Incentive Stock Options

The Committee may, from time to time, grant Incentive Stock Options to Key Employees.  Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a)

Option Agreement.  Each Option shall be evidenced by a written option agreement between the Association and the Key Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.  An Option may not be exercised for a fraction of a share.  The Committee may require that an Option be exercised as to a minimum number of shares, provided that such requirement shall not prevent a Participant from exercising the full number of shares as to which the Option is then exercisable.

(b)

Price.  Subject to Section 13 of the Plan and Section 422 of the Code, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be at least equal to 100% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted.  However, if a Key Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Association or its Affiliates (or under Section 424(d) of the Code is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Association or its Affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary),  the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be at least equal to 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted.  Shares may be purchased only upon payment of the full purchase price in one or more of the manners set forth in Section 9 hereof, as determined by the Committee.

(c)

Manner of Exercise.  Incentive Stock Options granted under the Plan shall vest at the rate or rates determined by the Committee.  The vested Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President and Chief Executive Officer of the Association or his designee.  Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares determined on the exercise date by the manner set forth in Section 9.

The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code.  Notwithstanding the above, in the event of a Change in Control, all Incentive Stock Options that have been awarded shall become immediately exercisable, unless the aggregate exercise price of the amount exercisable as a result of a Change in Control, together with the aggregate exercise price of all other Incentive Stock Options first exercisable in the year in which the Change in Control occurs, shall exceed $100,000 (determined as of the Date of Grant).  In such event, the first $100,000 of Incentive Stock Options (determined as of the Date of Grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options but shall remain subject to the provisions of this Section 8 to the extent permitted.

(d)

Amounts of Options.  Incentive Stock Options may be granted to any eligible Key Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code.  In granting Incentive Stock Options, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibilities of the Key Employee, the length and value of his or her service to the Association, the compensation paid to the Key Employee and the Committee’s evaluation of the performance of the Association.  In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Association and its Affiliates) shall not exceed $100,000.  The provisions of this Section 8(d) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

(e)

Terms of Options.  The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant.  If any Key Employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Association (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant.  Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Association, all Incentive Stock Options that have been awarded shall become immediately exercisable following such Change in Control.

(f)

Termination of Employment.  Upon the termination of a Key Employee’s employment for any reason other than Disability, Change in Control, death or Termination for Cause, the Key Employee’s Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Key Employee at the date of termination and only for a period of three months following termination.  In the event of Termination for Cause, all rights under the Incentive Stock Options shall expire upon termination.

Unless the Committee specifically designates otherwise at the time of grant, upon termination of a Key Employee’s employment due to a Change in Control or death or Disability, all Incentive Stock Options held by such Key Employee, whether or not exercisable at such time, shall be exercisable for a period of five years following the date of his cessation of employment.  However, any such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of his termination of employment following a Change in Control.  No Option shall be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than one year following termination of employment due to Disability and provided further, in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of an Optionee, the Optionee’s death must have occurred while employed or within three (3) months of termination of employment.  In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

(g)

Transferability.  No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Key Employee to which it is granted.

(h)

Compliance with Code.  The options granted under this Section 8 are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but the Association makes no warranty as to the qualification of any Option as an Incentive Stock Option within the meaning of Section 422 of the Code.  If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Non-Statutory Stock Option.

(i)

Compliance with Safety and Soundness Standards.  Notwithstanding anything in this Plan to the contrary, the Committee may not grant Incentive Stock Options to a Key Employee if such grant is inconsistent with safe and sound banking practices and the compensation provisions of 12 CFR Part 30.

9.

Alternate Option Payment Mechanism

The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the agreement with the Participant covering such Options or may reserve its decision to the time of exercise.  No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

(a)

Cash Payment.  The exercise price may be paid in cash or by check.

(b)

Cashless Exercise.  Subject to vesting requirements, if applicable, a Participant may engage in a “cashless exercise” of the Option.  Upon a cashless exercise, the Participant shall give the Association written notice of the exercise of the Option, together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Common Stock subject to the Option and to deliver enough of the proceeds to the Association to pay the Option exercise price and any applicable withholding taxes.  If the Participant does not sell the Common Stock subject to the Option through a registered broker-dealer or equivalent third party, the Optionee can give the Association written notice of the exercise of the Option and the third party purchaser of the Common Stock subject to the Option shall pay the Option exercise price plus applicable withholding taxes to the Association.

(c)

Exchange of Common Stock.  The Committee may permit payment of the Option exercise price by the tendering of previously acquired shares of Common Stock.  All shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.  No tendered shares of Common Stock which were acquired by the Participant upon the previous exercise of an Option or as awards under a stock award plan shall be accepted for exchange unless the Participant has held such shares (without restrictions imposed by said plan or award) for at least six months prior to the exchange.

10.

Rights of a Stockholder

A Participant shall have no rights as a stockholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares.  Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Association or its Affiliates or to continue to perform services for the Association or its Affiliates or interferes in any way with the right of the Association or its Affiliates to terminate his services as an officer, director, Consultant or employee at any time.

11.

Agreement with Participants

Each Award of Options will be evidenced by a written agreement, executed by the Participant and the Association, that describes the conditions for receiving the Awards, including the date of Award, the purchase price, applicable periods, and any other terms and conditions as may be required by the Board or applicable securities law.  As a condition to exercise of an Option, the Association may require the person exercising the Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to resell or distribute such shares if, in the opinion of counsel for the Association, such a representation is required by law.

12.

Designation of Beneficiary

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Option to which he would then be entitled.  Such designation will be made upon forms supplied by and delivered to the Association and may be revoked in writing.   If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.  In the absence of a written designation, the Beneficiary shall be the Participant’s surviving spouse, if any, or if none, the Participant’s estate.

13.

Dilution and Other Adjustments

In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, pro rata return of capital to all shareholders, recapitalization, or any merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other corporate change, or other increase or decrease in such shares, without receipt or payment of consideration by the Association, the Committee shall make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a)

adjustments in the aggregate number of shares of Common Stock that may be awarded under the Plan;

(b)

adjustments in the aggregate number of shares of Common Stock that may be awarded to any single individual under the Plan;

(c)

adjustments in the aggregate number of shares of Common Stock covered by Awards already made under the Plan; or

(d)

adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.  With respect to Incentive Stock Options, no such adjustment shall be made if it would be deemed a “modification” of the Award under Section 424 of the Code.  Further, no such adjustment shall be made if such adjustment will cause variable accounting under the Plan.

14.

Effect of a Change in Control on Option Awards

In the event of a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

(a)

provide that such Options shall be assumed, or equivalent options shall be substituted (“Substitute Options”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended (“1933 Act”) or, if applicable, the appropriate securities rules and regulations of the appropriate federal banking agency (collectively, “Registered Securities”), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Participant will receive upon consummation of the Change in Control a cash payment for each Option surrendered equal to the difference between the (1) Fair Market Value of the consideration to be received for each share of Common Stock in the Change in Control times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options, or

(b)

in the event of a transaction under the terms of which the holders of Common Stock will receive upon consummation thereof a cash payment (the “Merger Price”) for each share of Common Stock exchanged in the Change in Control transaction, make or provide for a cash payment to the Participants equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such Options held by each Optionee (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such surrendered Options in exchange for such surrendered Options.

15.

Taxes and Withholding

(a)

As a condition of the exercise of an Option granted under the Plan, the Participant (or in the case of the Participant’s death, the person exercising the Option) shall make such arrangements as the Committee may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of the Option and the issuance of shares.  The Association shall not be required to issue any shares under the Plan until such obligations are satisfied.  If the Committee allows the withholding or surrender of shares to satisfy a Participant’s tax withholding obligations under this Section 15, the Committee shall not allow shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b)

In the case of a Key Employee and in the absence of any other arrangement, the Key Employee shall be deemed to have directed the Association to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option.

(c)

If permitted by the Committee in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option by surrendering to the Association shares that have a fair market value equal to the amount required to be withheld.  In the case of shares previously acquired from the Association that are surrendered under this Section 15(c), such shares must have been owned by the Participant for more than six (6) months on the date of surrender (or such other period of time as is required for the Association to avoid adverse accounting charges.)

(d)

Any election by a Participant to have shares withheld to satisfy tax withholding obligations under Section 15(c) above shall be irrevocable as to the particular shares as to which the election is made and shall be subject to the consent or disapproval of the Committee.  Any election by a Participant under Section 15(c) above must be made on or prior to the applicable withholding date.

16.

Amendment of the Plan

The Board may at any time, and from time to time, modify or amend the Plan in any respect, or modify or amend an Award received by Key Employees, Consultants and/or Outside Directors; provided, however, that no such termination, modification or amendment may affect the rights of a Participant, without his consent, under an outstanding Award.  Any amendment or modification of the Plan or an outstanding Award under the Plan, including but not limited to the acceleration of vesting of an outstanding Award for reasons other than death, Disability, or a Change in Control, shall be approved by the Committee or the full Board of the Association.  Notwithstanding anything else to the contrary in this Plan, the Committee may at any time adjust or amend the Plan or an outstanding Award issued under the Plan without the consent of the affected Participant(s) if such amendment or adjustment is necessary to avoid the Association’s incurring variable accounting treatment.

17.

Effective Date of Plan

The Plan shall become effective upon the date of, or a date determined by the Board of Directors following approval of the Plan by the Association’s stockholders.

18.

Termination of the Plan

The right to grant Awards under the Plan will terminate upon the earlier of (i) 10 years after the Effective Date, or (ii) the date on which the exercise of Options equaling the maximum number of shares reserved under the Plan occurs, as set forth in Section 5.  The Board may suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

19.

Applicable Law

The Plan will be administered in accordance with the laws of the State of New York, to the extent such laws are not preempted by federal law.

IN WITNESS WHEREOF, the Association has caused the Plan to be executed by its duly authorized officers as of the ____ day of ________, 2004.

Date Approved by Stockholders:

Effective Date:

ATTEST:

EMPIRE STATE BANK, N.A.

Harold Kahn, Secretary

Anthony Costa,

Chairman of the Board and Chief Executive Officer